EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2004 on the financial statements of Dtomi, Inc. for the years ended December 31, 2003 and 2002 included herein on the registration statement of Dtomi, Inc. on Form SB-2, Amendment No. 2, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 3, 2005